EXHIBIT 10.1

LOAN AGREEMENT


between

ABSA BANK LIMITED
Registration number: 1986/004794/06
("the Lender")

and

CIVIWIZE (PROPRIETARY) LIMITED
(in the process of changing its name to EARN-A-CAR ASSETS 1 (PROPRIETARY) LIMITED) Registration number: 2011/105918/07
("the Borrower")

1. INTERPRETATION

In this Agreement, unless inconsistent with or otherwise indicated by the context -

1.1          words importing -

1.1.1        any one gender includes the other two genders;

1.1.2        the singular includes the plural and vice versa;

1.1.3        natural   persons   includes   created   entities   (corporate   or
             unincorporated) and vice versa;
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1.2          the  following  terms  shall  have the  meanings  assigned  to them
             hereunder  and  cognate   expressions   shall  have   corresponding
             meanings, namely -

1.2.1 "acting as an expert and not as an arbitrator" means, in the context of any person determining any matter or dispute in terms of this Agreement, such person doing so on the following basis:

1.2.1.1 such person shall investigate the matter or dispute in such manner as he in his sole discretion considers appropriate;

1.2.1.2 in carrying out his investigations, such person shall be entitled to consult with any or all of the Parties, or with any other person and to take advice from any third party;

1.2.1.3 in the absence of fraud or manifest error, bias or failure to properly apply his mind, the determination of such person shall be final and binding on the Parties;

1.2.1.4 the costs and charges of such person shall be borne by that Party which, in the sole discretion of such person, is the appropriate Party to bear such charges, provided that such person shall be entitled to direct that the costs and charges be borne by all or certain of the Parties, in such ratios as such person may determine;

1.2.2 "Advance Date" means the date on which the Agreement becomes unconditional in accordance with its terms;

1.2.3 "Agreement" means this loan agreement together with all Annexures hereto;

1.2.4 "Applicable Laws" means all applicable laws, ordinances, regulations, judgments and orders of any competent court, central bank or governmental agency or authority having the force of law in any relevant jurisdiction;

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1.2.5        "Asset  Cover  Ratio"  means the ratio  which the Trade  Value plus
             available  cash  (being  the  credit   balance   reflected  in  the
             Borrower's bank accounts at any point in time) bears to the aggregate Loan Amount, from time to time;

1.2.6        "Auditors" means UHY Hellman (SA);

1.2.7 "Breakage Costs" means, in relation to any pre-payment in whole or in part, of the Loan Amount pursuant to the occurrence of an Event of Default or any prepayment on a date not being an Interest Payment Date, all reasonable direct costs, charges, damages, losses or liabilities which the Lender may suffer and/or incur, as a result of the unwinding or other termination of any swap agreement, forward interest rate agreement or other financial instrument and/or transaction (of whatsoever nature) entered into by the Lender in whole or in part to fund, maintain and/or otherwise meet its obligations to the Borrower in respect of the Agreement, or to hedge its exposure to the Borrower under the Agreement, or any part thereof;

1.2.8 "Bonus Payments" means payments outside of the usual salary payments made by Earn-A-Car (which salaries shall be market related);

1.2.9 "Borrower" means Civiwize (Pty) Limited (in the process of changing its name to Earn-A-Car Assets 1 (Proprietary) Limited) registration number 2011/105918/07, a company incorporated with limited liability in accordance with the company laws of the Republic of South Africa;

1.2.10 "Business Day" means any day except a Saturday, Sunday or official public holiday in the Republic of South Africa;

1.2.11       "Capital"  means an amount of R25 000 000.00  (twenty-five  million
             Rand);

1.2.12       "Change in Law" means any -

1.2.12.1 introduction, abolition, withdrawal or variation of any Applicable Laws; or

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1.2.12.2     change in any interpretation,  or the introduction or making of any new or further interpretation in respect of any Applicable Laws, provided, in each case, that such interpretation applies generally to and is complied with generally by institutions registered as financial service providers, which comes into effect after the Signature Date;

1.2.13 "Change Event" means the occurrence of any events or circumstances envisaged in 13 below;

1.2.14 "Ceded Rights" means the "Ceded Rights" as that term is defined in the Cession and Pledge;

1.2.15 "Cession and Pledge" means a written agreement entered into between Earn-A-Car and the Lender on or about the Signature Date in terms of which Earn-A-Car cedes all its rights, title and interest in and to the Ceded Rights to the Lender;

1.2.16       "Companies Act" means the Companies Act, 71 of 2008;

1.2.17 "Covenant Certificate" means, in respect of each Quarter, the written certificate setting out the maintenance or breach of the Financial Covenants;

1.2.18 "Customer" means any person who has concluded a Rental Agreement with Earn-A-Car;

1.2.19 "Dispute Auditors" means such independent auditors, which are not the Borrower's nor the Lender's auditors, but which are among the major auditing firms in the Republic of South Africa and which are appointed by the Lender and the Borrower by agreement or, failing agreement, by the South African Institute of Chartered Accountants;

1.2.20 "Dispute Notice" means a written notice given by the Borrower or the Lender in terms of this Agreement, in which the party giving the notice requires that the dispute which has arisen must be resolved by the Dispute Auditors;

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1.2.21       "Distribution"  means a  "distribution"  as that term is defined in the Companies Act;

1.2.22 "Earn-A-Car" means Earn-A-Car (Proprietary) Limited, registration number 2005/003692/07, a company duly registered and incorporated with limited liability in accordance with the company laws of the Republic of South Africa;

1.2.23 "Earn-A-Car Loan Agreement" means a written agreement executed between Earn-A-Car and the Borrower on or about the Signature Date in terms of which the Borrower agrees to lend and advance to Earn-A-Car an amount not exceeding R10 million;

1.2.24 "Earn-A-Car Vehicle" means each motor vehicle owned by and/or registered in the name of Earn-A Car as title holder and/or owner;

1.2.25 "EBITDA" means the consolidated earnings of Earn-A-Car and the Borrower before interest, Taxes, depreciation and amortisation as reflected in the consolidated income statement of Earn-A-Car, as determined in accordance with IFRS;

1.2.26       "Event of Default" means any of the following events -

1.2.26.1 the Borrower failing to pay an amount owing to the Lender under this Agreement on the due date for payment thereof and remaining in default for a period of 2 (two) Business Days from the date of receipt of written notice from the Lender demanding that such failure be remedied; or

1.2.26.2 the Borrower breaching any of its obligations under this Agreement and failing to remedy such breach within 7 (seven) Business Days of the date of receipt of written notice from the Lender demanding that such breach be remedied; or

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1.2.26.3     the Borrower  breaching any of the Financial  Covenants and failing to remedy that breach within 10 (ten) Business Days of that breach coming to its attention; or

1.2.26.4 the Borrower committing any act which would, if it were a natural person, constitute an act of insolvency for the purposes of Section 8 of the Insolvency Act, 24 of 1936; or

1.2.26.5 a resolution is proposed or passed by the shareholders or directors of the Borrower to voluntarily wind up the Borrower, or to commence business rescue proceedings and/or to appoint a business rescue practitioner in respect of the Borrower, or the Borrower becomes subject to any liquidation or judicial management order, whether provisional or final, or any trustee, liquidator, curator or judicial manager is appointed in respect of the Borrower or any of its assets, or anything analogous to the foregoing occurs in any jurisdiction including but not limited to any business rescue proceedings as contemplated in the Companies Act; or

1.2.26.6 the Borrower enters into, or attempts to enter into, any compromise or similar arrangement with its creditors generally or with any single creditor for an amount in excess of R1,000,000.00 (one million rand); or

1.2.26.7 the Borrower fails to satisfy a judgment against it in an amount of not less than R1,000,000.00 (one million rand) within 30 (thirty) days after becoming aware of the judgment, except that if steps have been initiated within the 30 (thirty) days to appeal, review or rescind the judgment and to procure suspension of execution; or

1.2.26.8 the Borrower repudiates any of the Transaction Documents to which it is a party; or

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1.2.26.9     the Auditors  issue a report in terms of Section 45 of the Auditing
             Profession Act No.26 of 2005 in regard to the Borrower; or

1.2.26.10 the Transaction Documents are or become illegal, unlawful or unenforceable in any material respect and are not amended within a period of 5 (five) Business Days after the Borrower becomes aware thereof, so as to become legal, lawful and enforceable; or

1.2.26.11    a Material Adverse Change occurs in relation to the Borrower; or

1.2.26.12 the board of the Borrower resolves to commence business rescue proceedings or the Borrower or any of its agents, officers or employees take any other steps contemplated under the Companies Act in anticipation of business rescue proceedings; or

1.2.26.13 if a court makes an order placing the Borrower under supervision and/or commencing business rescue proceedings at any time during the course of any liquidation proceedings or proceedings to enforce any security against the Borrower; or

1.2.26.14 any agreement or obligation or any provision of an agreement to which the Borrower is party is cancelled or suspended (whether entirely, partially, or conditionally) whether under section 136(2) of the Companies Act or otherwise, by the Borrower or any liquidator, business rescue practitioner, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets;

1.2.26.15 any representation or statement made or deemed to be made by the Borrower in the Transaction Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Transaction Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

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1.2.26.16    any of the Borrower's Financial Indebtedness (or any amount payable in respect of its Financial Indebtedness) is not paid when due (after the expiry of any originally applicable grace period); or

1.2.26.17    any of the Borrower's Financial Indebtedness:

1.2.26.17.1 becomes prematurely due and payable prior to the stated maturity or, if the Financial Indebtedness arises under a guarantee, prior to the stated maturity of the Financial Indebtedness which is the subject of the guarantee; or

1.2.26.17.2  is placed on demand;

1.2.26.17.3 is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand; or

1.2.26.17.4 is terminated or closed out or is capable of being terminated or closed out,

          in each case, as a result of an Event of Default or any provision having a similar effect (howsoever described); or

1.2.26.17.5 any commitment of a provider of Financial Indebtedness to it is cancelled or suspended, or is capable of being cancelled or suspended by such provider, in each case, as a result of an Event of Default or any provision having a similar effect (howsoever described);

1.2.26.18    a default by Earn-A-Car of its Senior Debt;

1.2.27       "Financial   Covenants"   means  the  financial   covenants  to  be
             maintained by the Borrower as follows -

1.2.27.1     an Asset Cover Ratio of not less than 1.5 times;

1.2.27.2     a Senior Debt Interest Cover Ratio of not less than 2.5 times;

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1.2.27.3     a Gearing Ratio of not more than 60%;

1.2.28 "Financial Indebtedness" includes any obligation for the payment or repayment of money, whether actual or contingent, present or future, secured or unsecured, and whether incurred as principal or surety or otherwise;

1.2.29 "Gearing Ratio" means the ratio which the Loan Amount plus all Senior Debt advanced to Earn-A-Car bears to the sum of the Total Assets, from time to time;

1.2.30 "Guarantee" means a written agreement entered into by Earn-A-Car in favour of the Lender on or about the Signature Date in terms of which Earn-A-Car guarantees the obligations of the Borrower under and in terms of this Agreement;

1.2.31 "Increased Costs" means any decrease in the net after Tax return on capital achieved by the Lender which is attributable to the Lender entering into, performing, maintaining or funding its obligations under this Agreement;

1.2.32       "Interest" means the accrued interest in terms of clause 6 below;

1.2.33 "Interest Payment Date" means, in respect of each Quarter, the last Business Day of that Quarter, until final repayment of the Capital and the date of final repayment of the Capital, if that date falls on a date other than the last Business Day of a Quarter, it being recorded that the first Interest Payment Date shall be 30th September 2012, notwithstanding that such date does not fall on the last Business Day of a Quarter;

1.2.34 "Interest Rate" means, in respect of each Quarter, a nominal annual compounded quarterly rate being 500 (five hundred) basis points above JIBAR as at the corresponding Reset Date;

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1.2.35       "JIBAR"  means,  on each  Reset  Date,  the  three  month  rate for deposits in Rand, which appears on the Reuters screen SAFEY page under caption "Yield" (or on the SAFEX nominated successor screen for JIBAR) as updated for the relevant date at 11h00 Johannesburg time. If such rate does not appear on the Reuters screen, the rate will be determined by the Lender on the basis of the average of the three month deposit rates for Rand for the required period, as quoted by four South African banks;

1.2.36       "Lender"  means ABSA  Capital  (a  division  of Absa Bank  Limited,
             registration  number   1986/004794/06),   an  authorised  financial
             services provider;

1.2.37 "Lease Agreement" means a written agreement executed between the Borrower and Earn-A-Car on or about the Signature Date, in terms of which the Borrower agrees to lease the Motor Vehicles to Earn-A-Car on certain terms and conditions;

1.2.38       "Loan Amount" means the Capital together with Interest thereon;

1.2.39       "Management"  means the management of Earn-A-Car,  comprising  John
             Storey with identity number 620122 5048 089 and Bruce John Dunnington, with identity number 6107255034081;

1.2.40 "Material Adverse Change" shall be a change in the circumstances of the Borrower which in the reasonable opinion of the Lender will, or is likely to, have a material adverse effect on -

1.2.40.1 the assets, operations (including but not limited to information technology employed in the tracking of vehicles), property or financial condition of the Borrower;

1.2.40.2 the ability of the Borrower to perform its obligations in terms of the Transaction Documents on due date; or

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1.2.40.3     the validity or  enforceability  of, one or more of the Transaction
             Documents or the rights or remedies of the Lender thereunder;

1.2.41 "Matrix" means Mix Telematics Africa (Proprietary) Limited, registration number 2004/019797/07, trading as Matrix, a company duly registered and incorporated with limited liability in accordance with the company laws of the Republic of South Africa;

1.2.42       "Maturity Date" means the third anniversary of the Advance Date;

1.2.43       "Month" means each of the named months of the Gregorian calendar;

1.2.44 "Motor Vehicles" means the new motor vehicles acquired by the Borrower for the purpose of leasing these Motor Vehicles to Earn-A-Car;

1.2.45 "Notarial Bond" means the special notarial bond registered over the Motor Vehicles and the Earn-A-Car Vehicles, in favour of the Lender;

1.2.46 "Parties" means the Lender and the Borrower and "Party" means either of them as the context may indicate;

1.2.47 "Penalty Interest" means, in respect of any overdue amount owing on the Loan Amount, interest calculated thereon at a rate being 200 basis points above the Interest Rate from the due date for payment thereof to the date of actual payment;

1.2.48 "Performance Data" means, in respect of each Motor Vehicle and Earn-A-Car Vehicle, the performance data set out in Annexure 1.2.48 hereto; -

1.2.49 "Quarter" means each period of 3 Months commencing on 1 July, 1 October, 1 January and 1 April respectively in each calendar year;

1.2.50 "Reference Banks" means, in relation to JIBAR, the principal office in Johannesburg of the Lender, FirstRand Bank Limited, The Standard Bank of South Africa Limited, Nedbank Limited and Investec Bank Limited, or such other banks as may be appointed by the Lender in consultation with the Borrower;

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1.2.51       "Relevant   Interbank  Market"  means  in  relation  to  rand,  the
             Johannesburg interbank market;

1.2.52 "Rental" means the rental payable by Customers to Earn-A-Car in terms of the Rental Agreements;

1.2.53 "Rental Agreement" means a rental agreement, enduring for a period of no more than 48 (forty-eight) months, concluded between Earn-A-Car and a Customer, substantially on the terms of the Specimen Rental Agreement;

1.2.54 "Repayment Period" means the period of 3 (three) years from the Advance Date until the Maturity Date;

1.2.55 "Reset Date" means the Advance Date in respect of the Quarter in which the Advance Date occurs and thereafter, in respect of each subsequent Quarter until repayment of the Loan Amount, the first Business Day of that Quarter;

1.2.56 "Security Cession" means a written agreement executed between the Borrower and the Lender at about the same time as this Agreement, in terms of which the Borrower cedes and pledges its rights, title and interest in and to its bank accounts to the Lender;

1.2.57       "Senior Debt" means all debt which ranks ahead of the  Subordinated
             Debt;

1.2.58 "Senior Debt Interest Cover Ratio" means the ratio which EBITDA bears to the consolidated accrued Interest on the Capital and other Senior Debt of the Borrower and Earn-A-Car (as reflected in Earn-A-Car's consolidated management accounts), expressed as a percentage;

1.2.59 "Signature Date" means the date on which this Agreement is signed by the Party signing last;

1.2.60 "Specimen Rental Agreement" means the draft Rental Agreement attached hereto as Annexure 1.2.60;

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1.2.61       "Subordinated  Debt"  means  in  respect  of  a  loan  advanced  to
             Earn-A-Car by a third party lender, the debt owing to that lender by Earn-A-Car, which lender has subordinated its claim against Earn-A-Car in favour of senior ranking creditors of Earn-A-Car;

1.2.62 "Tax" means any tax, duty, levy, surcharge or imposition of any nature whatsoever and any penalty and interest payable in respect thereof, which may be lawfully imposed under the laws of the Republic of South Africa and terms "Taxation" and "Taxes" shall bear corresponding meanings;

1.2.63 "Total Assets" means the consolidated total assets of Earn-A-Car and the Borrower as reflected in the consolidated balance sheet of Earn-A-Car, as determined in accordance with IFRS excluding the value of all intangible assets and goodwill;

1.2.64 "Trade Value" means, in respect of each Motor Vehicle and each Earn-A-Car Vehicle that is subject to the Notarial Bond, the lower of the book value and the market value of that motor vehicle as set out in the most recent publication of Mead & McGrouther;

1.2.65       "Transaction Documents" means -

1.2.65.1     this Agreement;

1.2.65.2     the Earn-A-Car Loan Agreement;

1.2.65.3     the Cession and Pledge;

1.2.65.4     the Security Cession;

1.2.65.5     the Guarantee;

1.2.65.6     the Lease Agreement; and

1.2.65.7     the Notarial Bonds;

1.3 a reference to a party includes that party's successors and permitted assigns;

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1.4          any reference to an enactment is to that enactment,  as amended, as of the date of signature thereof, and as amended or re-enacted from time to time;

1.5 if any provision in a definition or the introduction in this Agreement is a substantive provision conferring rights or imposing duties on any party, notwithstanding that it is only in the definition or introduction clause, effect shall be given to it as if it were a substantive provision in the operative part of this Agreement;

1.6 if a date stipulated for the performance of any obligation in terms of this Agreement falls on a day not being a Business Day, then the due date for performance of that obligation shall be the next succeeding Business Day;

1.7 when any period is prescribed in this Agreement, that period shall be reckoned exclusively of the first day and inclusively of the last day unless the last day is not a Business Day, in which case the last day shall be the next succeeding Business Day;

1.8 the rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting or preparation of this Agreement shall not apply;

1.9 this Agreement shall be governed and construed and interpreted in accordance with the laws of the Republic of South Africa.

2. INTRODUCTION

2.1 It is recorded that the Lender has agreed to lend and advance the Capital to the Borrower on the Advance Date.

2.2 The Parties now wish to set out the terms and conditions applicable to the Loan.

2.3          Now, therefore, the Parties agree as follows.

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3. CONDITIONS PRECEDENT

3.1 The whole of this Agreement, (other than the provisions of clause 1, this clause 3 and clause 14 shall be of full force and effect from the Signature Date) is conditional upon the following conditions precedent -

3.1.1 the Financial Covenants being maintained before the Advance Date and on the Advance Date following the advance of the Capital;

3.1.2 receipt of a written undertaking in favour of the Lender by Management, who, having made loans to Earn-A-Car, will not claim nor demand repayment of their loans until final settlement of the Lender's claims under and in terms of this Agreement;

3.1.3 receipt by the Lender of a written opinion from Prinsloo, Tindle & Andropoulos Inc. confirming that the Transaction Documents are legal, valid, binding and enforceable on the parties thereto;

3.1.4 receipt of a written opinion by the Lender from senior counsel that the Rental Agreements are not subject to the National Credit Act, 34 of 2005;

3.1.5        the   execution  of  all  board  and/or   shareholder   resolutions
             authorising the execution of this Agreement by the Borrower; and

3.1.6 the execution of the Transaction Documents (other than the Notarial Bond over the Earn-A-Car Vehicles, which shall be executed within 7 (seven) days after the Signature Date and the Notarial Bond over the Motor Vehicles, subject to the provisions of clause 10.7.2) and those agreements becoming unconditional in accordance with their terms, other than in respect of this Agreement.

3.2 Unless the conditions in clause 3.1 are fulfilled on or before the Signature Date, or within such further period as the Parties may agree in writing, this Agreement (other than the provisions of clause 1, this clause 3 and clause 14) shall be of no force or effect and the STATUS QUO ANTE shall be restored between the Parties.

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4. PURPOSE

4.1          The Capital is intended to be utilised:

4.1.1 for the advance of a loan in an amount not exceeding R10 000 000.00 (ten million Rand) by the Borrower to Earn-A-Car in terms of the Earn-A-Car Loan Agreement to be utilised by Earn-A-Car for the settlement of its Senior Debt; and

4.1.2 for the acquisition by the Borrower of Motor Vehicles to be leased to Earn-A-Car in terms of the Lease Agreement.

4.2 The Borrower shall not be entitled to utilise the Capital for any other purpose without the prior written consent of the Lender.

5. THE LOAN

5.1 On the Advance Date the Lender lends and advances the Capital to the Borrower, which borrows same, on the terms and conditions contained in this Agreement.

5.2 The Capital is advanced by the Lender to the Borrower in one lump sum on the Advance Date by the Lender making payment into the Borrower's bank account held with The Standard Bank of South Africa Limited under bank account number 022278214, at its Hyde Park branch (with branch code 6605).

6. INTEREST

6.1          The Loan Amount  shall bear  interest  calculated  at the  Interest
             Rate.

6.2 Interest shall be calculated on a day to day basis, based on the actual number of days elapsed (on the basis of a 365 day year) during each Quarter, and shall be paid to the Lender in cash on each Interest Payment Date from the first Interest Payment Date to the date of final repayment.

7. REPAYMENT OF THE CAPITAL

7.1 The Capital (together with Interest thereon, as determined in accordance with the provisions of clause 6 above), shall be repaid to the Lender in cash in equal quarterly instalments (as to Capital) during the Repayment Period on each Interest Payment Date to the date of final repayment into a bank account nominated by the Lender in writing, on or before the Advance Date.

7.2 Notwithstanding the provisions of clause 7.1 above, the Borrower shall be entitled, on any - Interest Payment Date prior to the Maturity Date, to repay the whole or any portion of the Capital in tranches of no less than R2 million (two million Rand) plus
             Breakage Costs on not less than 30 (thirty) Business Days' prior written notice to the Lender.

7.3 Upon early repayment of the whole or any portion of the Capital as contemplated in clause 7.2 - above, that portion of the Capital repaid shall not thereafter be available for draw down by the Borrower under the Agreement.

8. REPAYMENT OF THE LOAN AMOUNT

8.1 The Borrower may, on any Interest Payment Date, repay the Loan Amount on or before the Maturity Date, whereafter the Agreement shall terminate.

8.2 Notwithstanding the provisions of clause 8.1 above, upon the occurrence of an Event of Default- -

8.2.1        the Loan Amount shall become immediately due and payable;

8.2.2        the Lender shall be entitled to demand specific performance; and

8.2.3        the Lender shall be entitled to claim Breakage Costs.

8.3 Whenever the Borrower is obliged to effect payment of any amount to the Lender in terms of the Loan Amount, such payment shall be made in cash by way of electronic transfer into a bank account nominated by the Lender in writing on or before the due date for payment thereof.

8.4 All payments made by the Borrower to the Lender in terms of this Agreement shall be paid in cash, without any deduction or set-off and free of any bank charges.

9. INTEREST ON OVERDUE AMOUNTS

             Any amount not paid on due date shall bear Penalty Interest from the due date until it is paid.

10. UNDERTAKINGS BY THE BORROWER

             The Borrower hereby undertakes from the Advance Date until the Maturity Date, that:

10.1 it will not dispose of any of the Motor Vehicles without the prior written consent of the Lender, unless such Motor Vehicles are obsolete, written off or are bought by lessees in the ordinary course of business in accordance with the standard policies and procedures of Earn-A-Car;

10.2 it will retain the proceeds of any Motor Vehicles disposed of in terms of 10.1 above; -

10.3 it will not make any Distributions without the prior written consent of the Lender,

10.4 it will, to the extent reasonably possible, maintain the Motor Vehicles in good working order;

10.5 it will procure the installation of a vehicle tracking device into each Motor Vehicle with the vehicle tracking service provider Matrix, or such other service provider, with the prior approval of the Lender;

10.6 it will not incur any additional debt, other than that envisaged in terms of the Transaction Documents;

10.7         it will submit to the Lender a copy of the following documents -

10.7.1.1 the audited financial statements of the Borrower within 90 (ninety) days after such audited financial statements have been signed off by the Auditors;

10.7.1.2 the quarterly management accounts of the Borrower in respect of each Quarter, within 45 (forty-five) days of the end of that Quarter;

10.7.1.3     the quarterly Performance Data in respect of each Quarter within 10
             (ten) Business Days of the end of that Quarter;

10.7.1.4 the Covenant Certificate, in respect of each Quarter, substantially in the form of the draft certificate attached hereto as Annexure 10.7.1.4, within 15 (fifteen) Business Days of the end of that Quarter; and

10.7.2 it will procure the execution of the Notarial Bond over the Motor Vehicles within 30 (thirty) days of the acquisition of the Motor Vehicles, in any event, by the end of the first Quarter following the Advance Date.

11. MARKET DISRUPTION

11.1 If a Market Disruption Event occurs in relation to the Loan Amount for any Quarter, then the rate of interest on the Loan Amount for that Quarter shall be the rate per annum which is the sum of -

11.1.1       the Margin;

11.1.2 the rate notified by the Lender as soon as practicable and in any event before interest is due to be paid in respect of that Quarter, to be that which expresses as a percentage rate per annum the cost of the Lender of funding the Loan Amount from whatever source it may reasonably select; and

11.1.3       any mandatory cost, if any.

11.2         In this Agreement Market Disruption Event means -

11.2.1 at or about 11h00, 2 (two) Business Days before commencement of the relevant Quarter JIBAR is not available and none or only one of the Reference Banks supplies a rate to the Lender to determine JIBAR for the relevant Quarter; or

11.2.2 before close of business on the relevant day for the relevant Quarter, the Borrower receives notification from the Lender, that the cost to them of obtaining matching deposits in the Relevant Interbank Market is in excess of JIBAR, for the relevant Quarter.

11.3         The Lender must promptly notify the Borrower of a Market Disruption
             Event.

12. WARRANTIES BY THE BORROWER

             The Borrower hereby warrants that -

12.1         it has not traded before and has no assets and/or liabilities;

12.2 it is a corporation duly registered and existing under the laws of the Republic of South Africa;

12.3 the Borrower will have complied with all laws affecting its affairs and business;

12.4 each Transaction Document to which the Borrower is a party gives rise to legal, valid and binding obligations, enforceable against the Borrower;

12.5 the execution of the Transaction Documents to which the Borrower is a party has been duly authorised by the board of directors of the Borrower (which authorisation has not been countermanded or revoked), and does not contravene any law or any contractual obligation binding on the Borrower;

12.6 no encumbrance exists over all or any of its assets, save for the encumbrances created, or to be created in terms of the Notarial Bond or the Transaction Documents;

12.7 no Event of Default has occurred and no fact or circumstance has occurred which, with the expiry of the applicable remedy period or the giving and expiry of any applicable notice will constitute an Event of Default;

12.8 no creditor of the Borrower has taken any action or proceedings against the Borrower to recover any amounts payable by the Borrower to such creditor.

13. CHANGE IN CIRCUMSTANCES

13.1         If by reason of~

13.1.1       any Change in Law; and/or

13.1.2 a requirement or a request by any statutory or monetary authority to maintain special deposits or reserve assets,

             there are any Increased Costs, the Lender shall be entitled (but not obliged) to calculate such an increased Interest Rate as will have the effect, if interest accrues at such increased Interest Rate, of placing the Lender in the same financial position it would have been in had the Change Event not occurred (such rate the "Recalculated Rate").

13.2 The Lender shall deliver a written notice (the "Adjustment Notice") to the Borrower in which it advises the Borrower of the Change Event which has occurred, the Recalculated Rate and the manner in which it has calculated such rate, such notice to contain all such additional information (if any) as the Borrower could reasonably be expected to require in order to enable it to satisfy itself that the Lender's calculation of the Recalculated Rate is correct. Interest shall thereafter and with effect from the date on which the applicable Increased Costs are first incurred by the Lender, accrue on the Loan Amount at the Recalculated Rate.

13.3 If the Borrower wishes to dispute the correctness of any Recalculated Rate, it shall do so by delivering written notice to that effect (a "Dispute Notice") to the Lender within 30 (thirty) days after receipt by it of the Adjustment Notice. The Borrower shall, in its Dispute Notice, set out its calculation of the Recalculated Rate.

13.4         If the Borrower delivers a Dispute Notice to the Lender~

13.4.1 the parties shall refer the matter for determination to the Dispute Auditors;

13.4.2       the Dispute Auditors shall determine the Recalculated Rate;

13.4.3 the Dispute Auditors shall, in making his determination, act as an expert and not as an arbitrator and shall be entitled to adopt such procedure and to rely on such evidence as he may deem appropriate;

13.4.4 the determination by the Dispute Auditors shall be final and binding on the parties;

13.4.5 the Dispute Auditors' costs in making their determination shall be paid by the party whose quantification of the Recalculation Rate is furthest from the Dispute Auditors' determination thereof, or if the parties' determinations are equidistant from the Dispute Auditors' determination, by the parties in equal shares.

13.5 If the Borrower disputes the correctness of any Recalculated Rate (in the manner envisaged in 13.3 above), then, pending the determination of such dispute by the Dispute Auditors (as envisaged in 13.3 above) -

13.5.1 interest shall nevertheless accrue at the disputed Recalculation Rate as if the Lender's calculation of such Recalculated Rate is correct;

13.5.2 within 30 (thirty) Business Days after receipt by the parties of the Dispute Auditors' determination (1) if any payment of any interest calculated at the Recalculation Rate has been made by the Borrower, the party indebted to the other as a result of such determination shall make payment of such indebtedness to the other party, or (2) if no payment of interest calculated at the Recalculation Rate has been made, the Loan Amount shall be adjusted accordingly.

13.6 This clause 13 shall not apply to any Increased Costs attributable to any change in the rate of tax on the overall net income of the Lender.

14. MISCELLANEOUS MATTERS

14.1         ADDRESS FOR SERVICE OF LEGAL DOCUMENTS AND OTHER NOTICES

14.1.1 The Parties choose the following addresses at which notices and documents in legal proceedings in connection with this Agreement may be served (ie their DOMICILIUM CITANDI ET EXECUTANDI):

14.1.1.1            The Lender:     15 Alice Lane;
                                    Sandton;
                    telephone:      (011)895-6000;
                    telefacsimile:  (011)895-7803
                    attention:      Head of Documentation Services Absa Capital

14.1.1.2            the Borrower:   Office 1, The Falls Centre
                                    Cnr Great North & Webb
                                    Northmead, Benoni, 1501

14.1.2 The notice shall be deemed to have been duly given on delivery, if delivered to the Party's physical address.

14.1.3 A Party may change that Party's address for this purpose to another physical address in South Africa, by notice in writing.

14.2         ENTIRE CONTRACT

             This Agreement contains all the express provisions agreed on by the Parties with regard to the subject matter of the Agreement and the Parties waive the right to rely on any alleged express provision not contained in writing and signed by the Parties.

14.3         NO REPRESENTATIONS

             Neither Party may rely on any representation which allegedly induced that Party to enter into this Agreement, unless the representation is recorded in this Agreement.

14.4         VARIATION, CANCELLATION AND WAIVER

             No agreement varying, adding to, deleting from or cancelling this Agreement, and no waiver of any right under this Agreement, shall be effective unless reduced to writing and signed by or on behalf of the Parties.

14.5         INDULGENCES

             No indulgence granted by a Party shall constitute a waiver or abandonment of any of the Party's rights under this Agreement. Accordingly, a Party shall not be precluded, as a consequence of having granted an indulgence, from exercising any rights against the other Party which may have arisen in the past or which may arise in the future.

14.6         COSTS

14.6.1 the Borrower shall bear all legal costs of and incidental to the negotiation, drafting and preparation of this Agreement.

14.6.2 any costs, including attorney and own client costs, incurred by either Party arising out of the breach by the other Party of any of the provisions of this Agreement shall be borne by the Party in breach.

14.7         ASSIGNMENT

14.7.1 The Lender shall be entitled, without notice to the Borrower, to cede all or any of its rights under this Agreement to Momentum Group Limited, registration number 1904\002186\06, or to any other third party, at the discretion of the Lender. The Borrower shall, if requested to do so by the Lender and the cessionary/ies in writing, make payments under this Agreement directly to such cessionary/ies and shall execute such documents as may be required to confer on that cessionary all the rights of a "Lender".

14.7.2 The Borrower shall not be entitled to cede any of its rights or delegate any of its obligations under and in terms of this Agreement.

14.8         SIGNATURE IN COUNTERPART

This Agreement may be signed in counterparts, each of which shall be an original, but which together shall constitute one document.

Signed at Sandton, South Africa this 29th day of May 2012

AS WITNESSES -

1  /s/                                         /s/
   ---------------------------------           ---------------------------------
                                               for: ABSA Bank Limited

2  /s/
   ---------------------------------

Signed at Sandton, South Africa this 29th day of May 2012

AS WITNESSES -


1  /s/                                         /s/ Bruce Dunnigton
   ---------------------------------           ---------------------------------
                                               for:Civiwize (Pty) Limited

2  /s/
   ---------------------------------

                                                                 ANNEXURE 1.2.47


                                PERFORMANCE DATA

                                                                 ANNEXURE 1.2.60


                            SPECIMEN RENTAL AGREEMENT

                                                               ANNEXURE 10.7.1.4


                              COVENANT CERTIFICATE